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Exhibit 10 (b)

                           AMENDMENT TO STOCK PROGRAM

Chairman May directed the Committee's attention to the next agenda item, approval of an amendment to the 1995 Incentive Stock Program to allow only minimum withholding. Mr. Brown explained that this is for accounting reasons. After discussion, upon a motion duly made, seconded and unanimously carried, the following Resolution was approved:

WHEREAS, the Independent Sub-Committee administers the TCF Financial 1995 Incentive Stock Program and has the authority to amend such Program; and

WHEREAS, the Financial Accounting Standards Board ("FASB") has determined that any amounts withheld in excess of the mandatory withholding requirements can result in adverse accounting treatment;

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that section 15 of the TCF Financial 1995 Incentive Stock Program is amended to add the following sentence at the end thereof, effective as of the date the amendment is adopted:

In no event shall the Company withhold any amount for the payment of tax in excess of the minimum statutory withholding rates for Federal and state tax purposes.